Exhibit 10.3

May 31, 2007

Credit Suisse First Boston International

c/o Credit Suisse First Boston, New York Branch

Eleven Madison Avenue

New York, NY 10010-3629

Facsimile No.: (212) 325-8173

Re:	Commitment to Exercise Lower Strike Option and Election of Physical Settlement.

Ladies and Gentlemen:

Reference is made to the letter agreement dated July 22, 2005 among Cheniere Energy, Inc. (the “Company”), Credit Suisse First Boston International and Credit Suisse First Boston, New York Branch, as Agent, as supplemented by the Notice of Adjustment dated as of July 26, 2005 (as so supplemented and in effect on the date hereof, the “Confirmation”). Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Confirmation (including any terms set forth in the “Definitions” (as defined in the Confirmation) or the “Agreement” (as so defined) and incorporated by reference in the Confirmation) and the principles of interpretation set forth in the second paragraph of the Confirmation shall apply to such terms and to this letter.

The Company hereby irrevocably commits to exercise on one or more Exercise Dates 100% of its Options (i.e., 9,175,595 Options) at the Lower Strike Option Strike Price (i.e., $35.42) on or before July 23, 2007 by delivering to the Agent on each Exercise Date a “Notice of Exercise” in substantially the form attached hereto as Exhibit A. The Company hereby irrevocably elects that Physical Settlement is applicable to the settlement of the Lower Strike Option and the Upper Strike Option.

Very truly yours,

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Name:	Don A. Turkleson
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT A

Form of Notice of Exercise

                    ,     , 2007

Credit Suisse First Boston International

c/o Credit Suisse First Boston, New York Branch

Eleven Madison Avenue

New York, NY 10010-3629

Facsimile No.: (212) 325-8173

Re:	Notice of Exercise of Lower Strike Option.

Ladies and Gentlemen:

Reference is made to the letter agreement dated July 22, 2005 among Cheniere Energy, Inc. (the “Company”), Credit Suisse First Boston International and Credit Suisse First Boston, New York Branch, as agent, as supplemented by the Notice of Adjustment dated as of July 26, 2005 (as so supplemented and in effect on the date hereof, the “Confirmation”). Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Confirmation (including any terms set forth in the “Definitions” (as defined in the Confirmation) or the “Agreement” (as so defined) and incorporated by reference in the Confirmation) and the principles of interpretation set forth in the second paragraph of the Confirmation shall apply to such terms and to this notice.

The Company hereby irrevocably exercises [        ] of its Options out of a total of 9,175,595 Options at the Lower Strike Option Strike Price (i.e., $35.42). As previously communicated to Party A, the Company has elected that Physical Settlement is applicable to the settlement of the Lower Strike Option and the Upper Strike Option.

The Number of Shares to be Delivered shall be delivered, and the Fractional Share Amount (if any) shall be paid, on the Settlement Date (i.e., [                    ,     ], 2007) at the account of which you have separately been given notice as contemplated by the Confirmation.

Very truly yours,

CHENIERE ENERGY, INC.

By:
Name:
Title: